Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER (AS DEFINED BELOW) HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER.

SECURED PROMISSORY NOTE

$2,000,000.00
(Original Loan Amount)	August 31, 2023

For value received, COLLINS BUILDING AND CONTRACTING, INC., a West Virginia corporation (“Maker”) hereby promises to pay to the order of Roger l. collins, jr., (together with his successors and assigns in such capacity and any subsequent holders of this Promissory Note, “Holder”), the principal sum of the Original Loan Amount, together with any interest computed pursuant to Section 4 hereof (such principal and interest repayment obligations being collectively, the “Obligations”), at Holder’s address or such other place within the United States of America as Holder may from time to time in writing designate.

This Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) has been issued pursuant to the terms of that certain Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between the Holder and Malachite Innovations, Inc. a Nevada corporation (the “Buyer”) and the parent company of the Collins Building and Contracting, Inc., a West Virginia corporation (“Collins”), pursuant to which the Buyer purchased from the Seller all of the issued and outstanding common stock of Collins.

This Note constitutes the promissory note to be issued pursuant to Section 2.2(e) of the Purchase Agreement.

The following is a statement of the rights of Holder under this Note and the terms and conditions to which this Note is subject, to which Maker, by its execution and delivery of this Note, and Holder, by its acceptance hereof, agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

2. Terms of the Loan. Subject to the terms and conditions set forth herein, Holder shall be deemed to have made a loan (the “Loan”) to Maker in an aggregate, principal amount equal to the Original Loan Amount. The Loan may be repaid at any time as provided herein.

3. Maturity Date; Principal Payments; Payments Generally.

(a) The principal amount of this Note, together with all accrued and unpaid interest thereon, shall be payable in arrears in sixty (60) monthly installment payments of Principal and Interest due and payable on the 30th day of each month following the Closing Date, as more specifically set forth on Exhibit A attached hereto (each, a “Payment Date”). Notwithstanding anything contained herein to the contrary, the entire unpaid principal balance of the Loan plus any accrued and unpaid interest thereon shall be due and paid on the earlier to occur of (a) the date that is August 31, 2028, or (b) such other date on which the Loan has been accelerated as a result of an Event of Default (such earlier date being, the “Maturity Date”).

(b) Maker may prepay the Loan, without premium or penalty, in full or in part, at any time and from time to time.

(c) The Loan and interest thereon shall be payable in lawful money of the United States of America by wire transfer to the account designated by Holder on Exhibit C attached hereto. All payments by Maker hereunder shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any governmental authority. The principal balance of the Loan, the rate of interest applicable thereto and the date and amount of each payment made on account of the principal thereof shall be recorded by Holder on its books and shall be conclusive and binding for all purposes, absent manifest error; provided, however, that the failure of Holder to make any such recordation shall not affect the obligations of Maker to make a payment when due of any amount owing under this Note.

(d) All payments (whether voluntary or mandatory) shall be applied first to the payment of Holder’s outstanding expenses, then to repayment of any outstanding interest, and then to the reduction of principal; provided, however, that during the existence of any Event of Default, payments may be applied in such order as the Holder in its sole discretion may determine.

4. Interest.

(a) Commencing on the issuance date of this Note first set forth above and continuing until the Original Loan Amount has been paid in full, the outstanding aggregate principal balance under this Note shall accrue interest at a rate of seven percent (7%) per annum (the “Interest Rate”).

(b) Accrued and unpaid interest shall be payable on each Payment Date and on the Maturity Date. Interest shall accrue daily (after the occurrence and during the continuance of an Event of Default) and be computed on the basis of a year of 365 days for the actual number of days elapsed.

5. Security.

(a) Grant of Security Interest to Holder. As collateral security for the due and punctual payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (including, without limitation, all principal evidenced hereby, and any interest thereon), Maker hereby pledges and assigns to Holder, and grants to Holder a lien on and continuing security interest in all of Maker’s right, title and interest in and to (i) the Included Real Property and (ii) the Equipment listed on Exhibit B attached hereto (collectively, the “Collateral”).

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(b) Further Assurances. Maker further agrees, upon the request of Holder, to take any and all other actions as Holder may determine to be reasonably necessary for the attachment, perfection and first priority of Holder’s security interest in any and all of the Collateral, including without limitation, (i) executing and delivering and where appropriate filing financing statements and amendments relating thereto under the UCC to the extent, if any, that Maker’s signature thereon is required therefor and (ii) complying with any provision of any statute, regulation or treaty as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Holder to enforce, its security interest in such Collateral.

(c) Termination; Release. This Note and the security interest in the Collateral created hereby and under any other document entered into in connection with this Note, shall terminate automatically when all of the outstanding Obligations have been (i) indefeasibly paid in full in cash, and (ii) all commitments of the Holder under this Note (if any) shall have terminated (or expired). Upon termination as aforesaid, the Holder shall promptly deliver any possessory Collateral in its possession to Maker, and execute and deliver, at the expense of Holder, such releases and discharges as Maker may reasonably request to evidence the foregoing.

6. Right of Set-Off. For the avoidance of doubt, if the Buyer has an indemnification claim against the Holder pursuant to ARTICLE 7 of the Purchase Agreement, then the Maker shall have the right to withhold and set-off such amounts due under this Note in accordance with the terms of the Purchase Agreement.

7. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) the Maker fails to pay when due and payable the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note, and such failure to pay is not cured or waived within ten (10) days after the same becomes due and payable;

(b) any representation or warranty made or deemed made by Maker in this Note or any financing document entered into in connection herewith, shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

(c) the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(d) an involuntary petition is filed against Maker (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Maker (unless such appointment is dismissed or discharged within 60 days); or

(e) Maker fails to observe any material covenant, condition, obligation or agreement under this Note and such failure is not cured by the Maker within ten (10) days of the Holder informing the Maker of such breach.

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8. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuation of any Event of Default under this Note, the Holder shall have the option (but shall not be required) to declare the outstanding Loan and all other Obligations, and all accrued and unpaid interest thereon, immediately due and payable. The Holder shall have and may exercise from time to time during the existence of an Event of Default any and all rights and remedies afforded to a secured party under the UCC, together with every right and remedy available to Holder under any other applicable law. Holder shall be entitled to resort to any such remedies and any other remedy or remedies available at law or in equity, by statute or otherwise.

9. Waivers. Maker hereby irrevocably, to the extent permitted by applicable law: (i) waives presentment, demand for payment, protest, notice of protest and notice of dishonor in connection with collection of this Note; (ii) waives any and all notices in connection with the delivery and acceptance hereof and in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iii) waives any and all lack of diligence and delays in the enforcement of the payment hereof; and (iv) agrees that the liability of Maker shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Holder with respect hereto.

10. Representations and Warranties. Maker represents and warrants to Holder as of the date hereof, as follows: (a) Maker has full power and authority to incur the obligations set forth herein, including to pay the Loan and interest; (b) the individual executing this Note is an authorized officer of Maker; (c) this Note constitutes a valid and legally binding obligation of Maker, enforceable in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally, and does not violate, conflict with or constitute a default under, any law, government regulation, decree, judgment or any agreement or instrument binding upon Maker in any material respect; (d) Maker has taken all actions required to authorize it to incur this debt, including the passage of any resolutions needed to authorize the issuance of this Note; and (e) Maker is solvent and neither the incurrence of the Loan, nor the payments contemplated herein, will render Maker insolvent.

11. Notices. All notices, requests and demands to or upon Maker or Holder hereunder shall be effected in the manner provided for in Section 8.2 of the Purchase Agreement.

12. Miscellaneous Provisions.

(a) Binding Effect; Assignment. This Note shall be binding upon and inure to the benefit of Holder and Maker and their respective successors and permitted assigns. No assignment of this Note or of any rights or obligations hereunder may be made by Maker (by operation of law or otherwise) without the prior written consent of Holder. No assignment of this Note or of any rights or obligations hereunder may be made by Holder (by operation of law or otherwise) to any Person without the prior written consent of Maker. Any attempted assignment without the required consent, as applicable, shall be void. No permitted assignment of any rights hereunder and/or assumption of obligations hereunder shall relieve Maker of any of its obligations.

(b) Amendments. No purported amendment to any provision of this Note shall be binding on the parties unless the Maker and the Holder have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment to this Note and specifies the provision(s) hereof that are being amended.

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(c) Waivers. Time is of the essence in this Note. Neither the exercise by a party of, nor the delay or failure to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.

(d) Governing Law. This Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Ohio.

(e) Severability. If any portion of this Note shall be held invalid or unenforceable, then the remainder of this Note shall be considered valid and enforceable according to its terms.

(f) Reinstatement. Notwithstanding anything herein to the contrary, if at any time all or any part of payments made in respect of the Obligations is or must be rescinded or returned by Holder for any reason whatsoever (including the insolvency, bankruptcy, reorganization or similar proceeding involving Maker), the Obligations, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence and this Note shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application of payment had not been made.

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IN WITNESS WHEREOF, Maker has executed this Note, intending to be obligated hereunder, as of the date first written above.

MAKER:

COLLINS BUILDING AND CONTRACTING, INC., a West Virginia Corporation

By:	/s/Michael Cavanaugh
Name:	Michael Cavanaugh
Title:	Chief Executive Officer

Acknowledged and agreed:

HOLDER:

/s/ Roger L. Collins, Jr.
Name:	Roger L. Collins, Jr.

[Signature Page to Secured Promissory Note (1) – Land and Quarry Note]